SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 12, 2004

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Item 5. Other Events

On May 12, 2004, Riverstone Networks announced that it had reached an agreement in principle to settle pending derivative lawsuits against the company and certain of its former officers and current and former directors. The announcement was made in the press release issued by the Company attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2004

RIVERSTONE NETWORKS, INC.

By	/s/ Roger A. Barnes

	Name:	Roger A. Barnes
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 12, 2004.